UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/14/2015

Rainmaker Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28009

Delaware	33-0442860
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1821 S. Bascom Ave. #385
Campbell, California 95008
(Address of principal executive offices, including zip code)

(408) 659-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously disclosed in the Current Report on Form 8-K of Rainmaker Systems, Inc. (the "Company") filed with the Commission on July 2, 2015, the Company received a notification of disposition of collateral from the collateral agent for the holders of the Company's Convertible Notes and Supplemental Notes (the "Note Holders") notifying the Company that a foreclosure sale of all or substantially all of the Company's assets would take place on July 14, 2015.

On July 14, 2015, the Note Holders and collateral agent proceeded with the foreclosure sale of the Company's assets, and the Note Holders acquired all or substantially all of the Company's assets. The Note Holders have initiated the transition of the ViewCentral business to a separate legal entity that intends to continue existing contractual agreements with the Company's ViewCentral customers.

The Company intends to continue to operate the ViewCentral business under a service arrangement during this transition period, after which the Company and its subsidiaries will be dissolved.

CAUTIONARY STATEMENT -- Certain information in this Current Report on Form 8-K is forward-looking. Forward-looking information in this Current Report on Form 8-K is based on management's estimates and assumptions and is subject to uncertainties and other factors, many of which are beyond the Company's control, including acts or omissions of the new owners of the Company's assets following the above-referenced foreclosure sale. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rainmaker Systems, Inc.

Date: July 15, 2015	By:	/s/ Bryant Tolles, III
Bryant Tolles, III
Chief Financial Officer